Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1

TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of December 20, 2006 (this “Amendment”), among CREDIT SUISSE, NEW YORK BRANCH (the “Administrative Agent”), THE BUYERS, FIELDSTONE MORTGAGE COMPANY and FIELDSTONE INVESTMENT CORPORATION (each a “Seller” and collectively the “Sellers”).

RECITALS

The Administrative Agent, the Buyers and the Sellers are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. First Amendment Period. For purposes of this Amendment, this Section 1 will be effective only for the period from and including July 1, 2006 through and including December 31, 2006 (the “First Amendment Period”). Section 14(e) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the First Amendment Period:

“(e) Maintenance of Profitability.

(A) FIC shall not permit, for any two consecutive Test Periods (other than with respect to the Test Periods set forth in (B) below), its consolidated Net Income for any Test Period, before income taxes for such Test Period, distributions made during such Test Period, and without regard to unrealized gains or losses from mark to market valuations resulting from Seller’s Interest Rate Protection Agreements during such Test Period, to be less than $1.00.

(B) FIC shall not permit, for the two consecutive Test Periods from and including July 1, 2006 through and including December 31, 2006, its consolidated Net Income for any Test Period, before income taxes for such Test Period, distributions made during such Test Period, and without regard to unrealized gains or losses from mark to market valuations resulting from Seller’s Interest Rate Protection Agreements during such Test Period, to be a loss greater than $67,000,000.”

SECTION 2. Second Amendment Period. For purposes of this Amendment, this Section 2 will be effective only for the period from and including December 1, 2006 through and including January 31, 2007 (the “Second Amendment Period” and together with the First Amendment Period, the “Amendment Periods”). Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

“(a) Minimum Consolidated Adjusted Tangible Net Worth. The Sellers shall maintain a Consolidated Adjusted Tangible Net Worth of at least $365 million.”

SECTION 3. Conditions Precedent. This Amendment shall become effective on, with respect to Section 1, July 1, 2006 and, with respect to Section 2, December 1, 2006 (the “Amendment Effective Dates”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Administrative Agent and the Sellers; and

(b) such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 4. Representations and Warranties. Each Seller hereby represents and warrants to the Administrative Agent that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendments set forth in Section 1 and Section 2 of this Amendment shall expire upon the expiration of the applicable Amendment Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement and be applied on a prospective basis thereafter. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Administrative Agent:	CREDIT SUISSE, NEW YORK BRANCH,
as Administrative Agent

	By:	/s/ Joseph Soave
	Name:	Joseph Soave
	Title:	Director

	By:	/s/ Mark Golombeck
	Name:	Mark Golombeck
	Title:	Director

Seller:	FIELDSTONE MORTGAGE COMPANY,
as a Seller

	By:	/s/ Mark C. Krebs
	Name:	Mark C. Krebs
	Title:	Senior Vice President and Treasurer

Seller:	FIELDSTONE INVESTMENT CORPORATION,
as a Seller

	By:	/s/ Mark C. Krebs
	Name:	Mark C. Krebs
	Title:	Senior Vice President and Treasurer

The JPMorgan Buying Group:

FALCON ASSET SECURITIZATION COMPANY LLC
By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ Julie C. Kraft
Name:	Julie C. Kraft
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as a Group Agent and as a Committed Buyer

By:	/s/ Julie C Kraft
Name:	Julie C. Kraft
Title:	Vice President

The Alpine Buying Group:

ALPINE SECURITIZATION CORP.,
as a Conduit Buyer

By:	/s/ Mark Lengel
Name:	Mark Lengel
Title:	Director

By:	/s/ Scott Spiegel
Name:	Scott Spiegel
Title:	Director

CREDIT SUISSE, NEW YORK BRANCH, individually and as a Committed Buyer

By:	/s/ Joseph Soave
Name:	Joseph Soave
Title:	Director

By:	/s/ Mark Golombeck
Name:	Mark Golombeck
Title:	Director